SPECIAL POWER OF ATTORNEY


I, Timothy K. Schools, Principal, do hereby constitute, nominate and appoint each of William P. Crawford, Jr. and William S. Hummers III, individually (who need not act collectively) as my true and lawful Attorney, for me and in my name, place and stead for the purpose of executing and delivering any forms and any other documents required under Section 16 of the Securities Exchange Act of 1934, as amended, ("Section 16"), in connection with my being a reporting person of The South Financial Group, Inc.;

And I, Principal, do hereby ratify and confirm all acts of each of William P. Crawford, Jr. and William S. Hummers III as my agent and attorney in executing and delivering the aforementioned forms and any other legal documents required in regard to Section 16, and do declare that such signature on my behalf shall have the same full force and effect as if performed and signed by me in person.

This Special Power of Attorney shall be revoked by (i) my death (ii) my physical disability or mental incompetence, which renders me incapable of managing my estate, or (iii) my revocation in writing, such revocation to be effective at such time as the attorney-in-fact hereunder receives actual knowledge of my death or disability/incompetence or receives my written notice or revocation.


                                          /s/ Timothy K. Schools
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                                          Timothy K. Schools (Signature*